SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2003

Alcan Inc.
(Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2
(Address of principal executive offices, including postal code)

(514) 848-8000
(Registrant's telephone number, including area code)

ITEM 5. Other Matters

On July 7, 2003 Alcan Inc. ("Alcan") announced plans to launch a tender offer for all of the outstanding common shares, American Depositary Shares and certain securities convertible into or exchangeable for common shares of Pechiney. Extensive information concerning Alcan's proposed offer for Pechiney is included in a registration statement on Form S-4 (File No. 333-106851) that Alcan has filed with the Securities and Exchange Commission.

The offer will be conditional on approvals or clearances by government and regulatory authorities as well as the tendering of more than 50% of the total diluted number of Pechiney shares to the offer. If all Pechiney securities are tendered, Alcan would issue 46.7 million Common Shares and pay approximately US$2.95 billion, based on current exchange rates.

Pechiney is a French company listed on the Euronext Paris and the New York Stock Exchange. Its three core businesses are primary aluminum, aluminum conversion and packaging. Pechiney achieved sales of 11.9 billion euros in 2002. It employs approximately 34,000 persons.

Alcan has filed with the Securities and Exchange Commission a registration statement to register the Alcan Common Shares to be issued in the proposed transaction, including related tender/exchange offer materials.   Investors and Pechiney securityholders are urged to read the registration statement and related tender/exchange offer materials (when available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, which contain important information.  Investors and Pechiney securityholders may obtain a free copy of the registration statement and related tender/exchange offer materials (when available) and other relevant documents at the SEC's Internet web site at www.sec.gov and Pechiney securityholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Alcan.

This communication is for informational purposes only. It shall not constitute an offer to purchase or buy or the solicitation of an offer to sell or exchange any securities of Pechiney, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The solicitation of offers to buy Alcan Common Shares will only be made pursuant to a prospectus and related materials that Alcan expects to send to Pechiney securityholders. These securities may not be sold, nor may offers to buy be effected prior to the time the registration statement becomes effective. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Certain statements made in this report are forward-looking statements. Although Alcan's management believes that the expectations reflected in such forward-looking statements are reasonable, readers are cautioned that these forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including those listed under "Cautionary Statement Concerning Forward-Looking Statements " and "Risk Factors" in the preliminary prospectus included in the registration statement we intend to file with the Securities and Exchange Commission. See the previous paragraph for information about how you can obtain a free copy of the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.
By	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: July 8, 2003